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                                                         EXHIBIT 23.1



                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of United Industries Corporation of our report dated February 24, 1999 relating to the financial statements of United Industries Corporation, which appear in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri
September 9, 1999